Exhibit 10.1

COMMERCIAL CREDIT AGREEMENT

This COMMERCIAL CREDIT AGREEMENT (the “Credit Agreement”) is entered into as of July 24, 2023 (the “Effective Date”) by and among PHOENIX CAPITAL GROUP HOLDINGS, LLC, a Delaware limited liability company (herein “PCGH”) and PHOENIX OPERATING, LLC, a Delaware limited liability company (herein “Phoenix Operating”) (each and collectively, the “Borrower”) and AMARILLO NATIONAL BANK, a national banking association (the “Lender”).

Recitals:

A. Borrower has requested that Lender extend to Borrower a revolving credit facility to finance Borrower’s general working capital and operating expenses, Borrower’s cost to purchase additional Mineral Interests, and Borrower’s costs and expenses for enhancements to Borrower’s Mineral Interests. The financing hereunder shall be in the form of a revolving credit facility in the maximum amount of up to $30,000,000.00 (the “Operating Loan”).

B. Subject to the terms and conditions set forth with particularity in this Credit Agreement and related Loan Documents and in consideration of the promises and representations made by Borrower in this Credit Agreement, Lender is willing to accede to the request made by Borrower.

NOW THEREFORE, in consideration of the foregoing Recitals (which constitute a substantive part of this Credit Agreement) and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties hereto prior to execution of this Credit Agreement, the parties hereto agree as follows:

I. DEFINITIONS

1.1 Definitions. As used in this Credit Agreement, the following terms have the meanings assigned to them in this Section 1.1. Initially capitalized words and phrases not defined in this Section 1.1 are defined in the preamble to this Credit Agreement, the Recitals to this Credit Agreement or later in this Credit Agreement.

Advance(s). The term “Advance(s)” means funds advanced as a borrowing under the Operating Loan.

Affiliate. The term “Affiliate” means, a Person that, which, directly or indirectly, controls, is controlled by, or is under common control with, another Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, partnership interests or membership interests, or by contract or otherwise.

Acquisition. The term “Acquisition” means any transaction whereby Borrower acquires Mineral Interests including specifically producing oil and gas properties with an Advance under the Operating Loan.

Applicable Environmental Law. The term “Applicable Environmental Law” means any federal, state or local Law, common Law, ordinance, regulation or policy, as well as order, decree, permit, judgment or injunction issued, promulgated, approved, or entered under any such Law, relating to the environment, health and safety, or Hazardous Substances (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof) or to industrial hygiene or the environmental conditions on, under, or about any real property owned, leased or operated at any time by Borrower including, without limitation, soil, groundwater, and indoor and ambient air conditions.

Availability. The term “Availability” means, at any time (a) the amount of the Commitment in effect at such time, minus (b) the Outstanding Revolving Credit at such time; not to exceed, however, the amount by which the Required Reserve Value at such time exceeds the Outstanding Revolving Credit.

Average Wellhead Price. The term “Average Wellhead Price” means the weighted average of the prices paid to Borrower during the twelve-month period preceding a Redetermination Date for: (a) each one thousand cubic feet of natural gas; and (b) each barrel of oil produced from the Borrowing Base Properties during that twelve-month period.

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Borrowing Base. The term “Borrowing Base” means, as of any Redetermination Date, the sum of PV10 Values of all Borrowing Base Properties, as determined in accordance with Article VI hereof; provided that, (a) the aggregate PV10 Value for Proved Developed Nonproducing Reserves cannot exceed 20% of the aggregate PV10 Value of Proved Reserves, and (b) the aggregate PV10 Value for Proved Undeveloped Reserves cannot exceed 10% of the aggregate PV10 Value of Proved Reserves; provided, further, that no single well can contribute more than 15% of the aggregate PV10 Values of all Borrowing Base Properties. Borrower and Lender stipulate that the maximum Availability as of the date of this Credit Agreement is $30,000,000.00.

Borrowing Base Deficiency. The term “Borrowing Base Deficiency” means, as of any date, the amount, if any, by which the Outstanding Revolving Credit on such date exceeds the Required Reserve Value in effect on such date.

Borrowing Base Property or Properties. The term “Borrowing Base Property” means each Mineral Interest described in the Mortgages, as the same may be updated from time to time. Borrowing Base Property includes all properties whether designated as “Proved Developed Producing Reserves,” “Proved Developed Nonproducing Reserves,” or “Proved Undeveloped Reserves”.

Business Day. The term “Business Day” means any day except Saturday, Sunday, or a day on which national banks in Amarillo, Texas, are authorized by applicable law to close.

Change of Control. The term “Change of Control” shall mean the occurrence of any event (whether in one or more transactions) that results in: (a) Lion of Judah Capital, LLC failing to own, directly or indirectly, at least 51% of PCGH’s issued and outstanding membership interests; (b) Lindsey Wilson ceasing to be the manager of each Borrower (including as a result of death), unless, within sixty (60) days of such event, Borrower shall have retained a replacement officer in place of Lindsey Wilson and shall have provided to Lender a succession management plan detailing its continued plan of operation and management (all of which must be determined by Lender in the exercise of its reasonable discretion to be satisfactory); (c) PCGH failing to own, directly or indirectly, 100% of the issued and outstanding membership interests of Phoenix Operating, Phoenix Capital Group Holdings I, LLC, a Delaware limited liability company (herein “PCGH IB”), Phoenix Capital Group Holdings II, LLC, a Delaware limited liability company (herein “PCGH II”), Phoenix Capital Group Holdings III, LLC, a Delaware limited liability company (herein “PCGH III”). Phoenix Capital Group Holdings IV, LLC, a Delaware limited liability company (herein “PCGH IV”), Phoenix Capital Group Holdings V, LLC, a Delaware limited liability company (herein “PCGH V”), or Adamantium Capital, LLC, a Delaware limited liability company (herein “Adamantium”) (each a “Subsidiary” and collectively the “Subsidiaries”); and (d) any merger, consolidation or sale of substantially all of the property or assets of the Borrower, Lion of Judah Capital, LLC, or of the Subsidiaries.

Collateral Documents. The term “Collateral Documents” means any and all deeds of trust, mortgages, security agreements, pledge agreements, or other documents or instruments executed by Borrower or others, that evidence any Lien, security interest, or encumbrance against any property to secure payment of Borrower’s Obligations to Lender (specifically including the unpaid balance of the Loans), including without limitation the Mortgages and the Security Agreements.

Commitment. The term “Commitment” means Lender’s obligation to extend to Borrower the Operating Loan pursuant to Section 2.1 of this Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed $30,000,000.00, subject to the limitations set forth in this Credit Agreement and as such amount may be adjusted from time to time in accordance with this Credit Agreement.

Commodity Exchange Act. The term “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) as amended from time to time, and any successor statute.

Debt. The term “Debt” means, for any Person at any time, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all other indebtedness (including capitalized lease obligations, other than usual and customary oil and gas leases) of such Person on which interest charges are customarily paid or accrued; (d) all guarantees by such Person; (e) the unfunded or unreimbursed portion of all letters of credit issued for the account of such Person; (f) any amount owed by such Person representing the deferred purchase price of property or services other than accounts payable incurred in the ordinary course of business and in accordance with customary trade terms and which are not more than ninety (90) days past the invoice date; (g) all obligations secured by a Lien on any assets of such Person regardless of whether such obligations have been assumed by such Person or are recourse to the assets of such Person; and (h) all liability of such Person as a general partner of a partnership for obligations of such partnership of the nature described in (a) through (g) preceding, if applicable.

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Differential Ratio. The term “Differential Ratio” means the quotient determined by dividing (a) the Average Wellhead Price by the (b) Historical Strip Price.

Environmental Complaint. The term “Environmental Complaint” means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication from any federal, state or municipal authority or any other party against Borrower involving: (a) a Hazardous Discharge from, onto or about any real property owned, leased or operated at any time by Borrower, (b) a Hazardous Discharge caused, in whole or in part, by Borrower or by any Person acting on behalf of or at the instruction of Borrower; or (c) any violation of any Applicable Environmental Law by Borrower.

Governmental Authority. The term “Governmental Authority” means any court or governmental department, commission, board, bureau, agency, or instrumentality of any nation or of any province, state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted or existing.

Guaranties. The term “Guaranties” means: (a) the July 24, 2023 Commercial Guaranty executed by Adam Ferrari guaranteeing payment and performance of Borrower’s Obligations and indebtedness to Lender; (b) the July 24, 2023 Commercial Guaranty executed by Brynn Ferrari guaranteeing payment and performance of Borrower’s Obligations and indebtedness to Lender; (c) the July 24, 2023 Commercial Guaranty executed by PCGH I guaranteeing payment and performance of Borrower’s Obligations and indebtedness to Lender; (d) the July 24, 2023 Commercial Guaranty executed by PCGH II guaranteeing payment and performance of Borrower’s Obligations and indebtedness to Lender; (e) the July 24, 2023 Commercial Guaranty executed by PCGH III guaranteeing payment and performance of Borrower’s Obligations and indebtedness to Lender; (f) the July 24, 2023 Commercial Guaranty executed by PCGH IV guaranteeing payment and performance of Borrower’s Obligations and indebtedness to Lender; (g) the July 24, 2023 Commercial Guaranty executed by PCGH V guaranteeing payment and performance of Borrower’s Obligations and indebtedness to Lender; (h) the July 24, 2023 Commercial Guaranty executed by Adamantium guaranteeing payment and performance of Borrower’s Obligations and indebtedness to Lender; (i) any other commercial guaranties executed, or to be executed, by any other person guaranteeing payment and performance of Borrower’s Obligations and indebtedness due to Lender; and (j) as the same may from time to time be amended, modified or restated, together with all substitutions therefor and replacements thereof. The term “Guaranty” means any one of the Guaranties.

Guarantors. The term “Guarantor” means: (a) Adam Ferrari; (b) Brynn Ferrari, (c) each Subsidiary, and (d) any other Person that executes a Limited Guaranty.

Hazardous Discharge. The term “Hazardous Discharge” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of any Hazardous Substance from or onto any real property owned, leased or operated at any time by Borrower.

Hazardous Substance. The term “Hazardous Substance” means any pollutant, toxic substance, hazardous waste, compound, element or chemical that is defined as hazardous, toxic, noxious, dangerous or infectious pursuant to any Applicable Environmental Law or which is otherwise regulated by any Applicable Environmental Law.

Hedge Agreements. The term “Hedge Agreements” means: (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, deferred premium commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement; and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”).

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Historical Strip Price. The term “Historical Strip Price” means the arithmetic average of the quoted monthly price for one million British thermal units of natural gas or one barrel of oil, as the case may be, set forth as the NYMEX Strip Price during the twelve (12) month period immediately preceding a Redetermination Date.

Hydrocarbons. The term “Hydrocarbons” means oil, gas, casinghead gas, drip gasolines, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith, and all products, by-products and all other substances derived therefrom or the processing thereof, and all other minerals and substances, including, but not limited to, sulphur, lignite, coal, uranium, thorium, iron, geothermal steam, water, carbon dioxide, helium, and any and all other minerals, ores, or substances of value, and the products and proceeds therefrom, including, without limitation, all gas resulting from the in situ combustion of coal or lignite.

Laws. The term “Laws” means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of any state, commonwealth, nation, territory, possession, county, township, parish, municipality or Governmental Authority.

Lien. The term “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, financing statement or encumbrance of any kind in respect of such asset. For the purposes of this Credit Agreement, Borrower shall be deemed to own subject to a Lien any asset which is acquired or held subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

Loan Documents or “Loan Papers”. The term “Loan Documents” or “Loan Papers” means all documents that evidence or secure Borrower’s indebtedness to Lender, including without any limitation, this Credit Agreement, the Notes, the Collateral Documents, any subordination agreements, the Guaranties, and all other instruments, agreements, and other documentation executed and delivered pursuant to or in connection with this Credit Agreement or the Loans, as those instruments, agreements, and other documentation may be amended or otherwise modified from time to time. All Loan Documents will be in form and substance that is in all respects satisfactory to Lender in its sole discretion.

Loans. The term “Loans” collectively refers to the Operating Loan and includes any other loan at any time evidenced by any promissory note subsequently made by Borrower that is made payable to Lender’s order, as the same may from time to time be renewed, amended, or restated, together with all substitutes therefore and any replacements thereof. The term “Loan” refers to any one of the foregoing Loans.

Margin Regulations. The term “Margin Regulations” means Regulations T, U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

Margin Stock. The term “Margin Stock” means “margin stock” as defined in Regulation U.

Material Adverse Effect. The term “Material Adverse Effect” means the condition or circumstance of Borrower resulting from the occurrence of a Material Adverse Event.

Material Adverse Event. The term “Material Adverse Event” means an occurrence that materially and adversely changes: (a) the business, assets, condition (financial or otherwise), operating results, operations or business prospects of Borrower, taken as a whole; (b) the ability of Borrower to pay timely the Obligations; or (c) the validity or enforceability of any Loan Document.

Material Title Defect. The term “Material Title Defect” means any lien, charge, contract, encumbrance, defect or irregularity of title that reduces the PV10 Value of a Borrowing Base Property to less than 65% of the PV10 Value that was assigned to that Borrowing Base Property in the most recent Reserve Report.

Mineral Interests. The term “Mineral Interests”, means all Borrower’s rights, estates, titles, and interests in and to oil and gas (or oil, gas, and mineral) leases including the leasehold estates created thereby and any oil and gas interests, royalty and overriding royalty interest, production payment, net profits interests, oil and gas fee interests, and other rights therein, including, without limitation, any reversionary or carried interests relating to the foregoing, together with rights, titles, and interests created by or arising under the terms of any unitization, communization, and pooling agreements or arrangements, and all properties, rights and interests covered thereby, whether arising by contract by order, or by operation of Laws, which now or hereafter include all or any part of the foregoing.

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Monthly Expense Amount. The term “Monthly Expense Amount” means the arithmetic average of the total direct costs, including severance and ad valorem taxes, but not including non-recurring costs of producing Hydrocarbons from a Borrowing Base Property paid by Borrower during the twelve (12) month period immediately preceding a Redetermination Date, or such expenses estimated in the case of Proved Developed Nonproducing Reserves and Proved Undeveloped Reserves.

Mortgages. The term “Mortgages” means a collective reference to all mortgages and deeds of trust including without limitation: (a) the July 24, 2023 Mortgage, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement that Lender requires to be executed simultaneously with the execution of this Credit Agreement covering the Borrower’s Mineral Interests and Borrowing Base Properties located in Laramie County, Wyoming (the “Laramie County Mortgage”); (b) the July 24, 2023 Mortgage, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement that Lender requires to be executed simultaneously with the execution of this Credit Agreement covering the Borrower’s Mineral Interests and Borrowing Base Properties located in Converse County, Wyoming (the “Converse County Mortgage”); (c) the July 24, 2023 Mortgage, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement that Lender requires to be executed simultaneously with the execution of this Credit Agreement covering the Borrower’s Mineral Interests and Borrowing Base Properties located in Campbell County, Wyoming (the “Campbell County Mortgage”); (d) the July 24, 2023 Deed of Trust, Security Agreement, Assignment of Production and Financing Statement that Lender requires to be executed simultaneously with the execution of this Credit Agreement covering the Borrower’s Mineral Interests and Borrowing Base Properties located in Howard County, Texas (the “Howard County Deed of Trust”); (e) the July 24, 2023 Deed of Trust, Security Agreement, Assignment of Production and Financing Statement that Lender requires to be executed simultaneously with the execution of this Credit Agreement covering the Borrower’s Mineral Interests and Borrowing Base Properties located in Martin County, Texas (the “Martin County Deed of Trust”); (f) the July 24, 2023 Mortgage—Collateral Real Estate Mortgage, Assignment of Production, Security Agreement, Financing Statement and Fixture Filing that Lender requires to be executed simultaneously with the execution of this Credit Agreement covering the Borrower’s Mineral Interests and Borrowing Base Properties located in Burke County, North Dakota (the “Burke County Mortgage”); (g) the July 24, 2023 Mortgage—Collateral Real Estate Mortgage, Assignment of Production, Security Agreement, Financing Statement and Fixture Filing that Lender requires to be executed simultaneously with the execution of this Credit Agreement covering the Borrower’s Mineral Interests and Borrowing Base Properties located in Divide County, North Dakota (the “Divide County Mortgage”); (h) the July 24, 2023 Mortgage -Collateral Real Estate Mortgage, Assignment of Production, Security Agreement, Financing Statement and Fixture Filing that Lender requires to be executed simultaneously with the execution of this Credit Agreement covering the Borrower’s Mineral Interests and Borrowing Base Properties located in Dunn County, North Dakota (the “Dunn County Mortgage”); (i) the July 24, 2023 Mortgage—Collateral Real Estate Mortgage, Assignment of Production, Security Agreement, Financing Statement and Fixture Filing that Lender requires to be executed simultaneously with the execution of this Credit Agreement covering the Borrower’s Mineral Interests and Borrowing Base Properties located in Mountrail County, North Dakota (the “Mountrail County Mortgage”); (j) the July 24, 2023 Mortgage—Collateral Real Estate Mortgage, Assignment of Production, Security Agreement Financing, Statement and Fixture Filing that Lender requires to be executed simultaneously with the execution of this Credit Agreement covering the Borrower’s Mineral Interests and Borrowing Base Properties located in McKenzie County, North Dakota (the “McKenzie County Mortgage”); (k) the July 24, 2023 Mortgage—Collateral Real Estate Mortgage, Assignment of Production, Security Agreement, Financing Statement and Fixture Filing that Lender requires to be executed simultaneously with the execution of this Credit Agreement covering the Borrower’s Mineral Interests and Borrowing Base Properties located in Williams County, North Dakota (the “Williams County Mortgage”); (l) the July 24, 2023 Mortgage, Assignment of Leases and Rents, Security Agreement, Fixture Filing and As-Extracted Collateral Filing that Lender requires to be executed simultaneously with the execution of this Credit Agreement covering the Borrower’s Mineral Interests and Borrowing Base Properties located in Richland County, Montana and Roosevelt County, Montana (the “Montana Mortgage”), (m) any other mortgage or deed of trust at any time

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executed that covers Mineral Interests and Borrowing Base Properties; and (n) any modifications or extensions of any of the foregoing. The term “Mortgage” means any one of the Mortgages. The Liens, security interests, and encumbrances granted in the Mortgages notwithstanding anything provided to the contrary in any Loan Document are hereby granted to secure payment and performance of each of the Loans.

NYMEX Strip Price. The term “NYMEX Strip Price” means the projected price of one million British thermal units of natural gas or one barrel of oil during each of the sixty (60) calendar months following a given date, as quoted on the New York Mercantile Exchange and as reported by a nationally recognized financial reporting service.

Notes. The term “Notes” collectively refers to the Operating Note and includes any other promissory note at any time subsequently made and executed by Borrower that is made payable to Lender’s order, as the same may from time to time be renewed, amended, or restated, together with all substitutes therefore and any replacements thereof. The term “Note” refers to any one of the foregoing Notes.

Obligations. The term “Obligations” means all present and future indebtedness, obligations and liabilities, and all renewals and extensions thereof, or any part thereof, of Borrower to Lender or any Affiliate of Lender arising pursuant to the Loan Papers, all interest accrued thereon and the costs, expenses, and attorneys’ fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, joint, several or joint and several.

Oil and Gas Business. The term “Oil and Gas Business” means the business of acquiring, exploring, or developing and operating Mineral Interests and the production, marketing, processing and transporting of Hydrocarbons from Mineral Interests.

Outstanding Revolving Credit. The term “Outstanding Revolving Credit” means, at any time, the sum of the outstanding principal balances of the Operating Loan on such date.

Permitted Encumbrances. The term “Permitted Encumbrances” means with respect to any asset: (a) Liens securing the Obligations, including without limitation the liens created by the Collateral Documents; (b) defects in title which are not Material Title Defects or which have no Material Adverse Effect on the value or the operation of the subject property and, for the purposes of this Credit Agreement, a minor defect in title shall include, but not be limited to, easements, rights-of-way, servitudes, permits, surface leases and other similar rights in respect of surface operations’ and easements for pipelines, streets, alleys, highways, telephone lines, power lines, railways and other utilities and rights-of-way, on, over or in respect of any of the properties of Borrower that are customarily granted in the Oil and Gas Business; (c) inchoate statutory or operators, Liens securing obligations for labor, services, materials and supplies furnished to Mineral Interests in the ordinary course of business that are not delinquent (except to the extent permitted by this Credit Agreement); (d) mechanic’s, materialmen’s, warehouseman’s, journeyman’s and carrier’s Liens and similar Liens arising by operation of Law in the ordinary course of business that are not delinquent (except to the extent permitted by this Credit Agreement); (e) Liens for taxes or assessments not yet due or not yet delinquent, or, if delinquent, that are being contested in good faith in the normal course of business by appropriate action, as permitted by this Credit Agreement; (f) lease obligations payable to third parties that are deducted in the calculation of the PV10 Value in the Reserve Report including, without limitation, all royalty, overriding royalty, net profits interest, carried interests or reversionary working interest; (g) Liens in respect of capital lease obligations permitted under this Credit Agreement, provided that such Liens are limited to the leased property and rights to and proceeds and products of the leased property; (h) Liens in favor of a Subsidiary, whether for itself or as agent on behalf of lenders, that are subject to a Subordination Agreement; and (i) Liens and burdens existing on the Effective Date that encumber or otherwise burden Borrower’s assets and that arise or are otherwise created in the ordinary course of Borrower’s business.

Person. The term “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust, or any other organization, including a governmental authority.

Price. The term “Price” means the price as determined by Lender in accordance with its pricing parameters as established from time to time, by utilizing the guidelines established by the Securities and Exchange Commission (“SEC”) and the Financial Accounting Standards Board (“FASB”). The guidelines include, but are not limited to, utilizing the NYMEX Strip Price, historical first of the month benchmark spot prices, price escalators, and other

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customary practices for oil and gas loans within the industry for loans of similar amounts and of a similar nature. Upon Borrower’s request, Lender shall provide the methodology used in determining Price. In addition, upon Borrower’s request, Lender will provide Borrower with any changes or updates to Price or the methodology used in determining Price.

Proceedings. The term “Proceedings” means any action, suit, litigation, arbitration, hearing, inquiry, audit, examination, investigation, or other legal proceeding (including any civil, criminal, administrative, investigative or appellate proceeding) commenced, brough, conducted, or heard by or before, or otherwise involving, any court, arbitrator, arbitration panel, administrative panel, or governmental or quasi-governmental body.

PV10 Value. The term “PV10 Value” means, as of a Redetermination Date, the present value of the Estimated Monthly Net Cash Flow of a Borrowing Base Property over the entire useful life of such Borrowing Base Property, using a discount rate of 10% compounded monthly. In determining the Borrowing Base, the PV10 Value for Proved Developed Nonproducing Reserves shall be discounted by 60% and the PV10 Value of Proved Undeveloped Reserves shall be discounted by 75%.

Production Volume. The term “Production Volume” means the estimated monthly production, expressed in thousand cubic feet for natural gas and barrels for oil, from a Borrowing Base Property, as set forth in the Reserve Report that is prepared in accordance with the methodology set forth in this Credit Agreement.

Redetermination. The term “Redetermination” means, from time to time, determination of the Borrowing Base pursuant to this Credit Agreement.

Redetermination Date. The term “Redetermination Date” means any date on which, or as of which, a Redetermination shall occur.

Reserve Report. The term “Reserve Report” means the current engineering analysis of the probable value of the Borrowing Base Properties in form and substance customary in the Oil and Gas Business for proved producing properties that are located in the geographic area of the Borrowing Base Properties and that have similar geologic and geophysical characteristics.

Required Reserve Value. The term “Required Reserve Value” means the product determined by multiplying (a) 0.65 by (b) the Borrowing Base.

Security Agreements. The term “Security Agreements” a collective reference to: (a) the July 24, 2023 Security Agreement that Lender requires to be executed simultaneously with the execution of this Credit Agreement covering all of PCGH’s personal property assets (the “PCGH Security Agreement”); (b) the July 24, 2023 Security Agreement that Lender requires to be executed simultaneously with the execution of this Credit Agreement covering all of Phoenix Operating’s personal property assets (the “Phoenix Operating Security Agreement”); (c) the July 24, 2023 Security Agreement that Lender requires to be executed simultaneously with the execution of this Credit Agreement covering all of PCGH I’s personal property assets (the “PCGH I Security Agreement”); (d) the July 24, 2023 Security Agreement that Lender requires to be executed simultaneously with the execution of this Credit Agreement covering all of PCGH II’s personal property assets (the “PCGH II Security Agreement”); (e) the July 24, 2023 Security Agreement that Lender requires to be executed simultaneously with the execution of this Credit Agreement covering all of PCGH III’S personal property assets (the “PCGH III Security Agreement”); (f) the July 24, 2023 Security Agreement that Lender requires to be executed simultaneously with the execution of this Credit Agreement covering all of PCGH IV’s personal property assets (the “PCGH IV Security Agreement”); (g) the July 24, 2023 Security Agreement that Lender requires to be executed simultaneously with the execution of this Credit Agreement covering all of PCGH V’s personal property assets (the “PCGH V Security Agreement”); (h) the July 24, 2023 Security Agreement that Lender requires to be executed simultaneously with the execution of this Credit Agreement covering all of Adamantium’s personal property assets (the “Adamantium Security Agreement”); (i) any security agreement or assignment of account with respect to Borrower’s equity in any Hedging Account that are to be executed by Borrower, Lender, and the broker with respect to such Hedging Account (each a “Hedging Account Security Agreement”); (j) any and all security agreements executed by Borrower or any other Person, in Lender’s favor to secure payment of Borrower’s Debt and Obligations to Lender; and (k) any modifications or extensions of the foregoing. The term “Security Agreement” means any one of the Security Agreements. The Liens, security interests, and encumbrances granted in the Security Agreements notwithstanding anything provided to the contrary in any Loan Document are hereby granted to secure payment and performance of each of the Loans.

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Subordinate Loan Agreement. The term “Subordinate Loan Agreement” means a collective reference to any loan agreement and appurtenant loan documents, including promissory notes and mortgages, evidencing a loan to Borrower from a wholly owned and controlled affiliate of Borrower (including PCGH I [defined below]), the repayment of which shall be subordinate to repayment of the Loan pursuant to a Subordination Agreement.

Subordination Agreements. The term “Subordination Agreements” means a collective reference to: (a) any subordination agreement with respect to indebtedness payable by Borrower that is required by Lender as a condition of this Credit Agreement; and (b) as any of the foregoing may from time to time be amended, modified or restated, together with all substitutions therefor and replacements thereof.

1.2 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein will be interpreted, all accounting determinations hereunder will be made, and all financial statements required to be delivered hereunder will be expressed in U.S. dollars and both the annual and monthly financial statements to be delivered hereunder will be prepared in accordance with generally accepted accounting principles applied consistently through the periods involved or in accordance with the American Institute of Certified Public Accountants acceptable basis of accounting called the “Financial Reporting Framework for Small and Medium Sized Entities” (“GAAP”).

1.3 Petroleum Terms. Unless defined otherwise herein, the term “Proved Reserves” refers to all Proved Developed Producing Reserves, Proved Developed Nonproducing Reserves and Proved Undeveloped Reserves, and the terms “Proved Developed Producing Reserves’’, “Proved Developed Nonproducing Reserves”, and “Proved Undeveloped Reserves” have the meanings given such terms from time to time and at the time in question by the Society of Petroleum Engineers of the American Institute of Mining Engineers.

II. THE LOANS

Subject to all terms and conditions set forth in this Credit Agreement, the proceeds of the Loans will be utilized only for the purposes set forth in this Credit Agreement and for no others. Proceeds of the Operating Loan will be used as set forth in this Credit Agreement:

2.1 The Operating Loan. Subject to the terms and conditions set forth in this Credit Agreement, Lender agrees to Advance funds to Borrower from time to time pursuant to a revolving credit facility (the “Operating Loan”) to finance Borrower’s general working capital expenses, cost to purchase additional Mineral Interests, and Borrower’s costs and expenses for enhancements to Borrower’s Mineral Interests. Advances under the Operating Loan, in addition to other conditions set forth in this Credit Agreement, will be subject to the following terms and conditions:

(a) Limitation on Advances. The aggregate maximum amount of Advances on the Operating Loan outstanding at any one time, subject to any other limitation contained in this Credit Agreement may not exceed $30,000,000.00. Advances pursuant to the Operating Loan will be subject to the Availability as determined hereunder and notwithstanding the Commitment under the Operating Loan the Outstanding Revolving Credit shall not exceed the Required Reserve Value;

(b) Maturity Date. Lender’s obligation to Advance funds under the Operating Loan will expire on July 24, 2024 (the “Maturity Date”), or at such later date as is agreed to by Lender in any renewal, amendment, modification, extension, or restatement of the below-defined Operating Note;

(c) Revolving Feature. Within the limits of Lender’s Commitment to Advance monies under the Operating Loan, and subject to all limitations contained in this Credit Agreement, Borrower under the Operating Loan may borrow, repay, and may re-borrow under this Section 2.1 of this Credit Agreement;

(d) The Operating Note. The Operating Loan will be evidenced by a July 24, 2023 $30,000,000.00 Promissory Note (Operating Loan) executed by Borrower and made payable to Lender’s order, as the same may from time to time be renewed, amended, modified, extended, or restated, together with all substitutions therefore and any replacements thereof (the “Operating Note”). Borrower agrees to pay and otherwise perform under the Operating Note in accordance with the terms and conditions contained in the Operating Note;

COMMERCIAL CREDIT AGREEMENT – Page 8

(e) Interest. Borrower will pay interest on the unpaid, un-matured principal amounts outstanding from time to time on the Operating Loan as set forth in the Operating Note;

(f) Prepayment. Subject to the terms of the Operating Note, any interest rate hedge or swap agreement, or any other fixed rate conversion agreement between Borrower and Lender that affects the Operating Note, the terms of which shall control, the Operating Note may be prepaid in any amount at any time prior to maturity without premium or penalty. Any prepayment will be applied first toward the payment of the interest accrued but unpaid on the Operating Note, then toward the outstanding principal thereof, Lender’s records will be prima facie evidence of all amounts owing on the Operating Note; and

(g) Security. Borrower’s promise to pay the Operating Note is secured by Liens, security interests, and encumbrances against all property of Borrower or others, in which Lender has been or will be granted a Lien by this Credit Agreement or by any of the “Collateral Documents” and includes without limitation, a first priority Lien against the Mineral Interests as set forth in the Mortgages as well as a first priority Lien against all of Borrower’s personal property as set forth in the Security Agreements (collectively as defined more fully in Section 4.1 of this Credit Agreement, the “Collateral”).

2.2 Reserved.

2.3 Reserved.

2.4 Place for Payments. All payments on the Notes shall be made to Lender at 410 South Taylor, (Box One, Plaza One, Amarillo, Texas 79105), Amarillo, Potter County, Texas, 79101 (or at any other address designated by Lender).

2.5 Borrowing Procedure. Regarding disbursements on the Loans, if Borrower desires to have funds disbursed by wire transfer, Borrower must deliver and Lender must receive written or faxed a notice of borrowing request by 11:00 a.m. on any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close by applicable law, or are in fact closed in, Amarillo, Texas. Borrower agrees to confirm all requests for Advances under the Loans in writing and to confirm all such requests for an Advance under the Loans in the form and manner requested by Lender. Each borrowing shall be in a principal amount of $100,000.00 or a whole multiple of $100,000.00 in excess thereof.

2.6 Reserved.

2.7 Manner and Time of Payment. Borrower hereby authorize Lender to collect all principal and interest due and owing on the Notes or otherwise due and owing under this Credit Agreement by charging hereunder any deposit account maintained with Lender by Borrower for the full amount thereof. Should there be insufficient funds in any such deposit account to pay all such sums in full when due, the full amount of such deficiency will be immediately due and payable by Borrower. In the event such a deficiency occurs, Borrower will immediately pay such deficiency by cash, check or wire transfer of immediately available funds.

2.8 Mandatory Prepayments. Contemporaneous with any disposition of a Borrowing Base Property, Borrower shall make a mandatory prepayment on the Operating Note in an amount sufficient to eliminate any Borrowing Base Deficiency resulting from such disposition; provided that 100% of the net cash proceeds of such disposition will be paid on the Operating Note if such disposition occurs during the continuance of a Default or an Event of Default.

III. CONDITIONS PRECEDENT

3.1 Condition Precedent to the Loans. The obligation of Lender to make the Loans, in addition to all conditions precedent set forth elsewhere in this Credit Agreement, is subject to the condition precedent that each of the following shall have been satisfied on or before the day of the funding of the Loans, all in form and substance satisfactory to Lender:

COMMERCIAL CREDIT AGREEMENT – Page 9

(a) Corporate Documentation. Borrower shall have furnished to Lender: (i) documentation authorizing the execution, delivery, and performance of the Loan Documents by Borrower; (ii) copies of Borrower’s, Lion of Judah Capital, LLC, a Delaware limited liability company’s, all Subsidiaries’, and all Affiliates’ governance and organizational documents; and (iii) certificates of good standing and of existence for Borrower, Lion of Judah Capital, LLC, a Delaware limited liability company, each Subsidiary, and its Affiliates issued by the appropriate state agencies;

(b) Purchase Agreement. In connection with any Acquisition, Borrower shall have furnished to Lender an executed copy of the asset purchase agreement and all related documentation including specifically, without limitation, copies of material contracts described in the purchase contract that are requested by Lender, the conveyancing documents in connection with the asset purchase contact, and upon Lender’s request copies of the oil and gas leases, royalty deeds, surface leases, and right-of-ways to be assigned, transferred, and conveyed to Borrower in connection with the asset purchase agreement along with all related documentation, including, title opinions and other evidence of title that Lender deems reasonably necessary in its discretion (such as are usual and customary in the oil and gas industry) to verify Borrower’s title to the Mineral Interests that are subject to the Mortgages;

(c) Hedge Agreements. Borrower shall have furnished to Lender an executed copy of any Hedge Agreements. Prior to entering into a Hedge Agreement after the Effective Date, Borrower shall cause any hedge counterparty to execute an intercreditor agreement in form and substance satisfactory to Lender in its sole and absolute discretion;

(d) Loan Documents. Borrower, and where applicable members thereof shall have executed and delivered to Lender, the Loan Documents, including without limitation the following: (i) this Credit Agreement; (ii) the Operating Note; (iii) the Mortgages including specifically the; (A) the Montana Mortgage; (B) the Williams County Mortgage; (C) the Mountrail County Mortgage; (D) the McKenzie County Mortgage; (E) the Dunn County Mortgage; (F) the Divide County Mortgage; (G) the Burke County Mortgage; (H) the Converse County Mortgage; (I) the Campbell County Mortgage; (J) the Laramie County Mortgage; (K) the Howard County Deed of Trust; and (L) the Martin County Deed of Trust; (iv) the Security Agreements, including without limitation the following: (A) the PCGH Security Agreement; (B) the Phoenix Operating Security Agreement; (C) the PCGH I Security Agreement; (D) the PCGH II Security Agreement; (E) the PCGH III Security Agreement; (F) the PCGH V Security Agreement; (F) the PCGHV Security Agreement; and (G) the Adamantium Security Agreement; (v) any required Hedging Account Security Agreement; (vi) any Subordination Agreement required by Lender; and (vii) any resolutions or other documentation requested by Lender;

(e) Reserve Report. Borrower shall have furnished to Lender a current Reserve Report with respect to the Mineral Interests, specifically the Borrowing Base Properties, that is in a form that is satisfactory to Lender;

(f) Title Data. Borrower shall cause to be delivered to Lender such title opinions and other information regarding title to the Borrowing Base Properties that are in Borrower’s possession and that are appropriate to determine the status of title to the Borrowing Base Properties. At any time during the term of the Loan, Borrower shall remedy any material title deficiency as may be noted by Lender;

(g) Attorneys’ Fees and Expenses. Borrower will pay to Lender all reasonable out-of-pocket costs and expenses (including, without limitation, attorneys’ fees and appraisal costs) incurred by Lender in connection with this transaction;

(h) Representations and Warranties. All representations and warranties of Borrower contained herein and in the other Loan Documents will be true and correct in all material respects on and as of the date of this Credit Agreement;

(i) Insurance. Borrower will deliver to Lender evidence of Borrower’s Insurance;

(j) Appraisals and Collateral Audits. Lender will obtain, at Borrower’s cost, such appraisals of the Collateral (including inventory and receivables audits and inspections) as determined in Lender’s sole discretion to be necessary to its administration of the Loans;

COMMERCIAL CREDIT AGREEMENT – Page 10

(k) Current Financial Information. Lender will receive Borrower’s current financial statements in a form and of content satisfactory to Lender in its sole discretion;

(l) Existing Debt. Borrower hereby represents, covenants, warrants, and certifies to Lender that it has no existing indebtedness (excluding trade payables that have been disclosed to Lender) other than indebtedness to Lender and the Subordinate Loan Agreement; and

(m) Lien Searches. The results of a Uniform Commercial Code, tax lien or judgment lien searches showing all financing statements and other documents or instruments on file against Borrower with the applicable authority in the jurisdiction of such Person’s principal residence, place of business or chief executive office (as applicable) and such other jurisdictions as determined appropriate by Lender are satisfactory to Lender, such searches to be as of a date no more than 10 days prior to the Effective Date.

3.2 Condition Precedent to the Advances. The obligation of Lender to make Advances under the Loans, subject to any other condition contained elsewhere in this Credit Agreement or the Loan Documents, is subject to the conditions precedent that:

(a) Borrower timely delivers to Lender a request for an Advance and at such time no default or Event of Default has occurred and is continuing. It is a condition of any Advance under the Loans that all Collateral be free of any Lien, security interest, or other encumbrance other than Liens, security interests, and encumbrances in Lender’s favor;

(b) All the Loan Documents are in full force and effect and the representations and warranties of Borrower contained in this Credit Agreement and all other Loan Documents, or which are contained in any document furnished at any time under or in connection herewith or therewith, will be true and correct on and as of the date of such Advance (each request for an Advance under the Loans will constitute Borrower’s representation and warranty that on such date the statements contained in subsections 3.2(a)-(d) are true and correct in all material respects);

(c) Lender is in possession, in a form acceptable to Lender in its discretion, current financial statements of Borrower;

(d) The sum of the outstanding principal balance of the Operating Note does not exceed the lesser of $30,000,000.00 or the Required Reserve Value and the sum of the outstanding principal balance of any subsequent promissory note executed by Borrower and made payable to Lender’s order does not exceed the maximum outstanding principal of such promissory note; and

(e) Before Lender makes the Advance to Borrower to finance an Acquisition, Lender in its complete discretion, shall be satisfied that the purchase will be free and clear of all Liens, security interests, and encumbrances. In that regard, Borrower must furnish to Lender title opinions with respect to the Mineral Interests (in each case addressed to Lender) and other evidence of title as Lender shall deem reasonably necessary and usual and customary in the oil and gas industry to verify Borrower’s title to the Mineral Interests described in the Mortgages.

IV. SECURITY FOR THE LOANS

The payment and performance of all Obligations shall be secured by Liens and security interests in favor of Lenders on and in all of Borrower’s right, title and interest in and to and under all Borrowing Base Properties and the Hydrocarbons produced therefrom, Borrower agrees to execute and deliver to Lender all Collateral Documents as requested by Lender, as follows:

4.1 Composition of Collateral. Borrower will execute and deliver to Lender, or cause to be executed and delivered to Lender, the Collateral Documents, including without any limitation: (a) the Mortgages covering all of Borrower’s Mineral Interests and Borrowing Base Property; and (b) the Security Agreements covering all of Borrower’s personal property, including Inventory, chattel paper, Accounts, Equipment, contract rights, and general intangibles as described with particularity in the Security Agreements (collectively, the “Collateral”), as well as including whatever is receivable or received when any of the foregoing or the proceeds thereof are sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, all rights to payment, including returned premiums, with respect to any insurance relating to any

COMMERCIAL CREDIT AGREEMENT – Page 11

of the foregoing, and all rights to payment with respect to any claim or cause of action affecting or relating to any of the foregoing (collectively, “Proceeds”). As to all Collateral that is titled (including all motor vehicles, trailers, trucks, other rolling stock and related Equipment of every kind and all additions and accessories thereto), Borrower will deliver to Lender or cause to be delivered to Lender the certificates of title related thereto so that Lender’s security interest may be indicated thereon.

4.2 Form of Loan Documents. The Loan Documents will be in form and of a substance satisfactory to Lender and its counsel.

4.3 Cross Collateralized. Any and all of the Collateral that secures payment of portion of Borrower’s indebtedness to Lender also secures payment of the remaining portion of Borrower’s indebtedness to Lender, and all future obligations of Borrower to Lender.

4.4 Post-Closing. Within thirty (30) days of the Effective Date, Borrower shall provide an executed deed of trust, in form and substance satisfactory to Lender in its sole discretion, granting in favor of Lender lines, security interests and encumbrances against Borrower’s mineral interests, lands, hydrocarbons, personalty, and production located in Adams County, Colorado.

4.5 Additional Security Documents. Borrower agrees to execute, or cause to be executed, any and all instruments and documents reasonably required by Lender or its counsel and pertinent to the purposes of the Loans contemplated hereunder in order to properly create and perfect the security interests of Lender against the Collateral and reasonably calculated to properly complete documentation of the Loans and the Liens, security interests, and encumbrances securing payment thereof as required by this Credit Agreement.

V. REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into this Credit Agreement, each Borrower represents and warrants to Lender that:

5.1 Entity Existence, Qualification and Power. Borrower is duly organized or formed, validly existing and in good standing under the applicable Laws of its state of organization, Borrower; (a) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver, and perform its obligations under the Loan Documents; (b) is duly qualified and licensed and in good standing (if applicable) under the applicable Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; and (c) is in compliance with all applicable Laws.

5.2 Litigation and Judgments. No actions, suits, or proceedings against or affecting Borrower is pending, or to the knowledge of Borrower, is threatened in any court or any other governmental agency or department that could reasonably be expected to have a material adverse change in the business or in the condition, financial or otherwise, of Borrower. Borrower is not in default with respect to any order, writ, injunction, or decree of any court or any governmental department or agency that could reasonably be expected to have a material adverse change in the business or in the condition, financial or otherwise, of Borrower.

5.3 Taxes. Borrower has filed or caused to be filed all tax returns (federal, state, and local) required to be filed, and have paid all of its liabilities for taxes, assessments, governmental charges, and other levies that are due and payable other than those being contested in good faith by appropriate proceedings diligently pursued for which adequate reserves have been established.

5.4 Compliance with Applicable Laws. Borrower is in compliance with all Laws, rules, regulations, orders, or decrees of all Governmental Authorities or arbitrators applicable to them or their properties.

5.5 Collateral. Borrower owns, or will use the proceeds of the Operating Loan to become the owner of, the Mineral Interests free from any setoff, claim, restriction, Lien, security interest or encumbrance except Liens permitted by this Credit Agreement or any Loan Document.

5.6 Ownership and Liens. Borrower has good record and marketable title in fee simple to, or valid leasehold interests in, all property necessary or used in the ordinary conduct of Borrower’s business (specifically including the Collateral). Borrower’s property (real and personal) consisting of the Mineral Interests and other Collateral is subject to no Liens, other than Liens permitted by this Credit Agreement.

COMMERCIAL CREDIT AGREEMENT – Page 12

5.7 Burdensome Obligations. To Borrower’s knowledge, Borrower nor any of the properties of Borrower, is subject to any law or any pending or threatened change of law or subject to any restriction under any agreement or instrument to which Borrower is a party, or by which any of its properties may be subject or bound, which is so unusual or burdensome as to be likely in the foreseeable future to have a material adverse effect.

5.8 Borrower’s Insurance. Borrower will at all times carry and maintain or cause to be carried and maintained, at their own expense, the minimum insurance coverage set forth in this Credit Agreement or as may be otherwise required by any of the Loan Documents (the “Borrower’s Insurance”). Borrower will deliver evidence to Lender of such Borrower’s Insurance, in form, substance, amounts, covering risks and issued by companies satisfactory to Lender, in its reasonable discretion, and, to the extent required by Lender, containing loss payable endorsements in favor of Lender, as follows: (a) general liability insurance covering claims losses, damages, injuries, or other claims against Borrower that arise from, related to, or are connected in any fashion to the Collateral; (b) worker’s compensation and employer liability insurance: (c) property insurance policies in amounts equal to the insurable value of the improvements constructed on any real estate owned or leased by Borrower, and all related fixtures and Equipment, covering all nature of losses including without limitation fire, theft, flood, wind, hail, tornado etc.

5.9 Government Regulation. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act (as any of the preceding acts have been amended), the Investment Company Act of 1940 or any other Law which regulates the incurring by it of indebtedness, including, but not limited to, Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

5.10 Margin Regulations; Investment Company Act. Borrower has not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

5.11 Accounts. The Accounts and any note receivable of Borrower arose in the ordinary course of business in a bona fide arm’s length transaction, is reflected on its books and records in accordance with GAAP, and is represented by written invoice or other written document that; (a) was duly executed and delivered to and, to the best knowledge of Borrower, contains no forgeries or unauthorized signatures; (b) is legal, valid, binding, and enforceable against the debtor in accordance with its terms and provisions; (c) does not violate or conflict with any provision of applicable law; (d) has not been amended or modified in any material respect; (v) is not subject to any set-off, counterclaim, or reductions; (e) fully reflects all agreements and understandings with the debtor with respect thereto; (f) is assignable and has been duly assigned to Lender in accordance with the terms and provisions hereof and thereof; and (g) is maintained at the chief executive offices of Borrower (or at such other offices as may have been specified in a notice to Lender) in a file and location that would be readily identifiable by anyone examining the accounts of Borrower. Borrower’s reserve for uncollectible accounts and notes is adequate in Borrower’s judgment to fully cover current and future uncollectible accounts and notes.

5.12 Patriot Act. All capitalized words and phrases and all defined terms used in the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) (the “Patriot Act”) and in other statutes and all orders, rules and regulations of the United States government and its various executive department, agencies and offices related to the subject matter of the Patriot Act, including, but not limited to, Executive Order 13224 effective September 24, 2001, are hereinafter collectively referred to as the “Patriot Rules” and are incorporated into this Section. Borrower represents and warrants to Lender that neither it nor any of its principals, shareholders, members, partners, or Affiliates, as applicable, is a Person named as a Specially Designated National and Blocked Person (as defined in Presidential Executive Order 13224) and that it is not acting, directly or indirectly, for or on behalf of any such Person. Borrower further represents and warrants to Lender that Borrower and its principals, shareholders, members, partners, or Affiliates, as applicable, are not, directly or indirectly, engaged in, nor facilitating, the transactions contemplated by this Credit Agreement on behalf of any Person named as a Specially Designated National and Blocked Person. Borrower hereby agrees to defend, indemnify and hold harmless Lender from and against any and all claims, damages, losses, risks, liabilities, and expenses (including reasonable attorneys’ fees and costs) arising from or related to any breach of the foregoing representations and warranties.

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5.13 Reserved.

5.14 Specific Representations as to Mineral Interests. Borrower represents, warrants, and covenants to Lender that: (a) Borrower has, and all times will have, good and defensible title to all Borrowing Base Properties, free and clear of all Liens except Permitted Encumbrances; (b) all leases, contracts, assignments and other instruments creating or establishing the Borrower’s interests in such Borrowing Base Properties are valid, subsisting, and in full force and effect, and all rentals, royalties, and other amounts due and payable in respect thereof have been duly paid; (c) to Borrower’s knowledge, there are no unrecorded assignments or conveyances affecting the Borrowing Base Properties or Borrower’s interest therein; (d) Borrower has good right and lawful authority to convey, grant to Lender a security interest in and against to encumber the Mineral Interests as set forth in the Collateral Documents; (e) all information furnished or to be furnished Lender by or on behalf of Borrower in connection with the Mineral Interests is or will be complete and accurate; and (f) Borrower is not obligated, by virtue of a prepayment arrangement under any contract for the sale of oil, gas, casinghead gas, and other liquid or gaseous substances, or other Hydrocarbons and containing a "take or pay" or similar provision to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefore.

5.15 Licenses, Permits, etc. Borrower possess such valid franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders of Governmental Authorities, as are necessary to carry on its business as now conducted and as proposed to be conducted, except to the extent a failure to obtain any such item would not cause a Material Adverse Effect.

5.16 Full Disclosure. To Borrower’s knowledge, all information heretofore furnished by Borrower to Lender for purposes of, or in connection with, this Credit Agreement, any Loan Document or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by or on behalf of Borrower to Lenders will be, true, complete and accurate in every material respect. Borrower has disclosed or has caused to be disclosed to Lenders in writing the occurrence of any event or the existence of any condition which has had or, to Borrower’s knowledge, could reasonably be expected to cause a Material Adverse Effect.

5.17 Environmental Matters. To Borrower’s knowledge, no operation conducted by Borrower and no real or personal property now or previously owned or leased by Borrower (including, without limitation, Borrower’s Mineral Interests), and to Borrower’s knowledge, no operations of any prior owner, lessee or operator of any such properties, is or has been in violation of any Applicable Environmental Law other than violations which neither individually nor in the aggregate will constitute a Material Adverse Event, nor to the best of Borrower’s knowledge, is any such property or operation the subject of any existing, pending or threatened Environmental Complaint which could, individually or in the aggregate, constitute a Material Adverse Event. All notices, permits, licenses, and similar authorizations, required to be obtained or filed in connection with the ownership or operation of each tract of real property owned or operated by Borrower and each item of personal property owned, leased or operated by Borrower, including, without limitation, notices, licenses, permits and authorizations required in connection with any past or present treatment, storage, disposal, or release of Hazardous Substances by Borrower into the environment, have been, to Borrower’s knowledge, duly obtained or filed except to the extent the failure to obtain or file such notices, licenses, permits and authorizations would not constitute a Material Adverse Event. All Hazardous Substances generated by Borrower at each tract of real property and with respect to each item of personal property owned, leased or operated by Borrower have been, to the best of Borrower’s knowledge, transported, treated, and disposed of only in accordance with Applicable Environmental Laws. To the Borrower’s knowledge, there have been no Hazardous Discharges by Borrower which were not in compliance with Applicable Environmental Laws other than Hazardous Discharges which would not, individually or in the aggregate, constitute a Material Adverse Event.

5.18 Reserved.

5.19 Deposit Accounts. Within sixty (60) days of the Effective Date, Borrower agrees to maintain its primary operating and deposit accounts with Lender.

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VI. AFFIRMATIVE COVENANTS

Each Borrower covenants and agrees that as long as the Borrower’s Obligations to Lender or any part thereof are not fully performed, or Lender has any commitment to make Loans or disbursements under this Credit Agreement, it will perform and observe the following positive covenants:

6.1 Reporting Requirements and Determination of Borrowing Base.

(a) Borrower’s Annual Audited Financial Statements and Tax Returns. As soon as available and in any event within one hundred twenty (120) days following the last day of each year, Borrower will deliver to Lender a copy of Borrower’s consolidated audited financial statements resulting from the closing of Borrower’s and its Affiliates’ books as of the end of the year (the “Annual Audited Financial Statements”). The first Annual Audited Financial Statements that are required by this Credit Agreement will consist of the financial statements for the year ending December 31, 2023. The Annual Audited Financial Statements required hereby must be: (i) prepared by a certified public accountant acceptable to Lender; (ii) prepared to contain an unqualified opinion of such certified public accountant that such statements present fairly the consolidated financial position of the Borrower and its subsidiaries as of the dates thereof and the results of operations of such entities on a consolidated basis for the periods then ending; (iii) prepared in accordance with GAAP and not limited as to the scope of the audit or qualified in any manner; (iv) prepared in reasonable detail and to include statements of operations including retained earnings and cash flows, a balance sheet as of the last day of the applicable year and cash flow statements, setting forth in comparative form figures for the preceding reporting period, as well as all supporting schedules relating thereto; and (v) certified as correct by an authorized person of Borrower. Within thirty (30) days following the date on which the Borrower files its federal tax returns, but in no event later than October 31 of such tax year, copies of the completed tax returns along with all supporting schedules and each request for extension of time to file such tax return must be delivered to Lender;

(b) Borrower’s Monthly Financial Statements. As soon as available and in any event within thirty (30) days following the last day of each calendar month, Borrower will deliver to Lender a copy of Borrower’s internally prepared consolidated financial statements resulting from the closing of Borrower’s and all Affiliates’ books for the immediately predecing 12-month period (the “Monthly Financial Statements”). The first Monthly Financial Statements required by this Credit Agreement will consist of the financial statements for the month ending July 31, 2023. The Monthly Financial Statements required hereby must be: (i) prepared in accordance with GAAP; (ii) prepared in reasonable detail; (iii) prepared to include a balance sheet as of the last day of the applicable month, statements of income, statements of retained earnings, statements of cash flow, and an account statement for any margin accounts including any such accounts held with InteractiveBrokers, as well as all supporting schedules relating thereto; (iv) prepared to include such reports or financial information of the Borrower as may be requested by Lender, including monthly and year to date income statements; and (v) certified as correct by an authorized person of Borrower;

(c) Reserve Reports.

(i) Reserve Reports: As a condition precedent hereof Borrower has delivered to Lender a Reserve Report prepared by independent petroleum engineers as of [________ ], 2023 (the “Initial Reserve Report”);

(ii) As soon as available and in any event before September 1 of each year (beginning September 1, 2023) Borrower will deliver to Lender a Reserve Report covering the Borrowing Base Properties prepared by Borrower’s in-house petroleum engineers as of the immediately preceding July 1 in accordance with the methodology set forth in this Credit Agreement;

(iii) As soon as available and in any event before March 1, of each year (beginning March 1, 2024) Borrower will deliver to Lender a Reserve Report covering the Borrowing Base Properties prepared by independent third-party petroleum engineers as of the immediately preceding January 1 in accordance with the methodology set forth in this Credit Agreement;

(d) Redeterminations of the Borrowing Base. The Borrowing Base shall be determined as described below, and no component shall exceed any limitation thereunder:

COMMERCIAL CREDIT AGREEMENT – Page 15

(i) Based upon the Reserve Reports delivered to Lender pursuant to this Credit Agreement, Lender shall determine the Borrowing Base and provide notice of such determination to Borrower within thirty (30) days after receipt of each Reserve Report. The Borrowing Base that is determined in the Reserve Report shall be applicable from the date of such Reserve Report until the ensuing Reserve Report for purposes of determining Borrower’s Availability and the existence, if any, of a Borrowing Base Deficiency. Notwithstanding the foregoing, Borrower shall have the right at any time, and from time to time, to submit to Lender a Reserve Report requesting (A) the inclusion of additional Mineral Interests as Borrowing Base Properties in the Borrowing Base, whether as a result of an Acquisition by Borrower of such Mineral Interests, or otherwise or (B) the exclusion of certain Mineral Interests as Borrowing Base Properties in the Borrowing Base, whether as a result of the sale, transfer or other disposition of such Mineral Interests by Borrower or otherwise (each such request, a “Supplemental Redetermination Request”). Within 30 days following receipt of a Supplemental Redetermination Request, Lender shall determine the Borrowing Base from the information contained in the Supplemental Redetermination Request and provide notice of such determination to Borrower. The Borrowing Base, as so determined, shall be applicable from the date of such Supplemental Redetermination Request to the date of the next Reserve Report for purposes of determining the amount of Borrower’s Availability or the existence of a Borrowing Base Deficiency.

(ii) Lender shall have the right, at any time, to re-determine the Borrowing Base (A) in the event that it appears to Lender, that there would be a material adverse effect in the Borrowing Base due to adverse economic or other factors occurring since the last Redetermination, as evaluated and identified by Lender, (B) if there have been changes in SEC and FASB standards, (C) Lender is subject to changes in its policies as mandated by any regulatory authority, including the Federal Deposit Insurance Corporation and the Office of the Comptroller of the Currency, or (d) Lender in good faith believes itself to be insecure. A “Material Adverse Effect” shall include any potential reduction in the Borrowing Base of 10% or more.

(e) Procedures and Standards in Determining Net Cash Flow.

(i) Estimated Monthly Net Cash Flow. The term “Estimated Monthly Net Cash Flow” means, as of a Redetermination Date, the aggregate estimated positive monthly net cash flow to be realized from the sale of production of Hydrocarbons from all Mineral Interests included in all Borrowing Base Properties over the useful life of such Mineral Interests, determined for each month with respect to each such Borrowing Base Property during such useful life in accordance with the following formula:

Estimated Monthly Net Cash Flow = (A x B x C) — D

Where:

A = the Differential Ratio

B = the Price

C = the Production Volume

D = the Monthly Expense Amount

In no event shall the Estimated Monthly Net Cash Flow of any Borrowing Base Property during the period of calculation be less than zero (0); and

(ii) Standards in Preparing Reserve Report. For purposes of preparing any Reserve Report for any Borrowing Base Property, any independent petroleum engineer and Borrower shall estimate the decline in production over the anticipated economic life of each Borrowing Base Property in a manner customary in the Oil and Gas Business for producing properties located in geographic areas of, and having geologic and geophysical characteristics substantially identical to, the Borrowing Base Property. Each Reserve Report required by this Credit Agreement shall be prepared in a manner that is satisfactory to Lender in its sole discretion and shall include pricing for of Borrowers’ Mineral Interests, including all Borrowing Base Properties based upon the 5 year NYMEX strip pricing, with a 10% discount on cash flow, with local field adjustments;

COMMERCIAL CREDIT AGREEMENT – Page 16

(f) Borrowing Base Deficiency: If a Borrowing Base Deficiency exists at any time, Borrower may, at its option and in its sole discretion, within ten (10) days following the date on which such Borrowing Base Deficiency is determined to exist, provide written notice (the “Election Notice”) to Lender electing to either: (A) within thirty (30) days following the delivery of such Election Notice, make a prepayment of principal on the Operating Loan in an amount sufficient to eliminate such Borrowing Base Deficiency; (B) within thirty (30) days following the delivery of such Election Notice, submit additional Mineral Interests to Lender with a PV10 Value (as determined in accordance with the Borrowing Base procedures set forth in this Credit Agreement) sufficient to increase the Required Reserve Value by an amount at least equal to the Borrowing Base Deficiency; or (C) alternatively, provide to Lender the plan (formulated by Borrower) to cure such Borrowing Base Deficiency. In the event such plan to cure is acceptable to Lender (in its sole discretion), Lender may permit Borrower to cure the Borrowing Base Deficiency as set forth in the plan approved by Lender. In the event Borrowers’ plan to cure the Borrowing Base Deficiency is not acceptable to Lender, subject to the foregoing subparagraphs, Lender will be free to declare an Event of Default and proceed with any available remedy as a result of such Event of Default;

(g) Material Title Defects: Upon the determination that a Borrowing Base Property is affected by a Material Title Defect, the PV10 Value of that property shall be removed for Borrowing Base calculation purposes

(h) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations and proceedings before any governmental authority or arbitrator affecting Borrower;

(i) Notice of Default. Promptly and in any event within five (5) Business Days after Borrower has knowledge of the occurrence of any Event of Default, a written notice setting forth the details of the Event of Default and the action that Borrower has taken and proposes to take with respect thereto;

(j) Other Information. At any time deemed necessary by Lender, Borrower agrees to provide Lender with any other information that Lender reasonably requests; and

(k) Penalty for Late Information. In the event that Borrower fails to timely deliver to Lender the information required under this Section 6.1, and such failure continues for ten (10) Business Days after Lender gives notice thereof to Borrower, Lender may, in its discretion, during the period of noncompliance with this Section 6.1, exercise all lawful remedies due to the Event of Default, including notwithstanding anything to the contrary contained in this Credit Agreement or any other Loan Document the immediate increase of the interest rate charged on the Notes to the default or post-maturity rate (the “Default Rate”) if any that is specified therein. The imposition, or lack of imposition, of any such Default Rate, or of exercise of any other remedy, shall not constitute a waiver of Lender’s rights with respect to any such default.

6.2 Taxes and Other Liens. Borrower will pay before becoming delinquent: (a) all taxes, levies, assessments, and governmental charges imposed on its income or profits or any of its property (specifically including the Collateral) that are material in amount (either individually or in the aggregate); and (b) all claims of any kind that, if unpaid, might result in a creation of Lien upon any of its properties; provided, however, that Borrower will not be required to pay or discharge any such tax, levy, assessment, governmental charge or claim that is being contested in good faith by appropriate proceedings diligently pursued and adequate reserves have been established by Borrower.

6.3 Books and Records. Borrower will at all times maintain accurate books and records concerning their business activities and financial condition and Lender is hereby given the right to audit the books and records of Borrower at any time and from time to time.

6.4 Collateral. Borrower will: (a) promptly furnish Lender any information with respect to the Collateral that is reasonably requested by Lender; (b) allow Lender or its representatives to inspect the Collateral, at any reasonable time and wherever located, and to inspect and copy, or furnish Lender or its representatives with copies of, all records relating to the Collateral; (c) promptly furnish Lender or its representatives such information as Lender may reasonably request to identify the Collateral, at the time and in the form requested by Lender; and (d) deliver upon request to Lender shipping and delivery receipts evidencing the shipment of Collateral.

COMMERCIAL CREDIT AGREEMENT – Page 17

6.5 Inspection Rights. At any reasonable time and from time to time, Borrower will permit any officer, employee or Lender to visit and inspect any of the assets of Borrower, examine Borrower’s books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of Borrower with Borrower’s officers, accountants and auditors, all at such reasonable times and as often as Lender may desire, at the reasonable expense of Borrower; provided, that Borrower shall not be required to reimburse Lender for, or otherwise pay, expenses in connection with more than two such inspections per year. Notwithstanding the immediately preceding sentence, Lender may inspect the Collateral and Borrower’s assets during the existience of an Event of Default and such inspections shall be at Borrower’s sole cost and expense. Information obtained by Lender in any inspection shall be maintained as confidential and shall not be disclosed to third parties except that: (a) Lender may disclose such information to its representatives, agents, employees, consultants, attorneys and accountants; (b) Lender may disclose such information as may be mandated by legal process, and (c) Lender may disclose and use such information as may be necessary to enforce the rights of Lender under this Credit Agreement and the other Loan Papers.

6.6 Compliance with Applicable Laws. Borrower will comply with all applicable Laws (including, without limitation, all environmental Laws).

6.7 Additional Acts. In addition to the acts required herein and contemplated to be performed, executed and/or delivered by Borrower or any other Person, Borrower hereby agrees, at any time, and from time to time, to perform, execute and/or deliver to Lender or causes to be executed and delivered to Lender, any and all such further acts, additional instruments, or further assurances as may be necessary or proper to: (a) implement the intent of the parties under this Credit Agreement; (b) correct any errors in this Credit Agreement or any other instrument relating thereto; (c) assure Lender a valid first Lien and first perfected security interest under the Collateral Documents; (d) create, perfect, preserve, and maintain the Liens and security interests created or intended to be created by the Collateral Documents; and (e) provide the rights and remedies to Lender granted or provided for by the Collateral Documents and Loan Documents.

6.8 Maintenance of Records. Borrower will keep adequate records and books of account concerning the finances, properties, and operations of Borrower. Borrower will maintain a system of accounting satisfactory to Lender and in accordance with GAAP.

6.9 Preservation of Existence, Etc. Borrower will: (a) preserve, renew and maintain in full force and effect their legal existence and good standing under the applicable Laws of the jurisdiction of its organization; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of their business; and (c) preserve or renew all of their registered patents, trademarks, trade names and service marks.

6.10 Maintenance of Properties. Borrower will: (a) maintain, preserve and protect all of their material properties and Equipment necessary in the operation of the Borrower’s business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof.

6.11 Subordination. Borrower hereby agrees that any and all security interests existing in connection with any indebtedness or other Obligations of Borrower to any Affiliate or Subsidiary, whether now existing or arising in the future, will at all times be inferior and subordinate to Borrower’s Obligations to Lender (and all security interests securing payment thereof). Upon Lender’s request, with respect to such subordinate indebtedness, Borrower will execute, or cause to be executed, such Subordination Agreements as required by Lender in its sole discretion. The Lender acknowledges and agrees that unless an uncured Event of Default exists, such Subordination Agreements will permit current interest and principal payments (including at maturity) under each Subordinate Loan Agreement.

VII. FINANCIAL AND OPERATIONAL COVENANTS

Until the expiration of the obligation of Lender to make Advances to Borrower under this Credit Agreement and payment in full of the Notes and interest on the Notes, unless Lender otherwise consents in writing, each Borrower covenants and agrees to the following:

COMMERCIAL CREDIT AGREEMENT – Page 18

7.1 Interest Coverage Ratio. Borrower must at all times maintain an Interest Coverage Ratio not less than 2.0:1.0, measured quarterly (i.e., as of March 31, June 30, September 30, and December 31) based upon Borrower’s Monthly Financial Statements or the Annual Audited Financial Statements, as applicable, received by Lender in accordance with the terms of this Credit Agreement. The term “Interest Coverage Ratio” means a ratio of Borrower’s (EBITDA less distributions permitted pursuant to Section 8.6 plus capital contributions to Borrower) to Borrower’s Interest Expense. The term “EBITDA” means Borrower’s net income before interest, taxes, depreciation, and amortization, plus (a) reasonable legal and/or accounting expenses actually incurred and (b) any non-recurring or unusual items. The term “Interest Expense” means Borrower’s accrued interest under the Notes during the measurement period.

7.2 Reserved.

7.3 Hedging Limitation. Without the written consent of Lender, Borrower will not enter into Hedge Agreements covering Proved Developed Nonproducing Reserves or Proved Undeveloped Reserves. Hedge Agreements entered by the Borrower with respect to any Borrowing Base Property may only cover Proved Developed Producing Reserves as reported for such Borrowing Base Property on the Reserve Report most recently delivered to the Lender in connection with this Credit Agreement; provided, however, that at no time may the Borrower be party to Hedge Agreements (excluding ‘put’ options) covering more than 50% of the Borrower’s Proved Developed Producing Reserves as reported for such Borrowing Base Property on the Reserve Report most recently delivered to the Lender.

7.4 Maintenance of Mineral Interests. With respect to the Mineral Interests and all Borrowing Base Property, Borrower: (a) will pay or cause to be paid all ad valorem, profit, production, severance, and other taxes, assessments and governmental charges assessed or imposed upon, with respect to, measured by or charged against, the Mineral Interests; (b) will execute, at such times and as often as may be necessary, the Mortgages and every other instrument in addition or supplemental thereto, including applicable financing statements, as may be necessary to create, perfect, maintain and preserve the Lien and security interest intended to be created hereby and the rights and remedies of Lender thereunder, and Borrower shall do all other things necessary or expedient to be done to effectively create, perfect, maintain and preserve the Lien and security interest intended to be created thereby as a first Lien against the Mineral Interests; (c) will not: (i) breach, amend, modify or otherwise revise any of the oil and gas leases; (ii) release, surrender, abandon or forfeit the oil and gas leases, Mineral Interests, or other Collateral, or any part thereof; (iii) sell, convey, assign, lease, sublease, alienate, mortgage, grant security interests in, otherwise dispose of, or encumber (or allow the encumbrance of) the Collateral or any part of the Mineral Interests, except for (A) sales of severed Hydrocarbons in the ordinary course of Borrower’s business, (B) the Lien and security interest created by the Mortgages, and (C) Liens for taxes, assessments and governmental charges not delinquent or the validity of which is being contested in good faith by appropriate proceedings; (iv) request, vote in favor of, or consent to, a change of operator under any operating agreement covering any part of the Mineral Interests; (v) allow any salt water disposal lease or permit to lapse or (vi) fail to comply with any requirement, order or regulation of the Texas Railroad Commission, New Mexico Land Department, Bureau of Land Management, or other regulatory agency with respect to the Mineral Interests; (d) will, at Borrower’s own expense and regardless of who is the operator of the Mineral Interests: (i) keep in full force and effect all of the oil and gas leases and all rights of way, easements and privileges necessary or appropriate for the proper operation of such leases, by the proper payment of all rentals, royalties and other sums due thereunder and the proper performance of all obligations and other acts required thereunder; (ii) cause the Mineral Interests to be properly maintained, developed and continuously operated for the production of Hydrocarbons and protected against drainage and damage in good and workmanlike manner as a prudent operator would in accordance with good oil field practice and applicable federal, state and local Laws, rules and regulations; (iii) pay or cause to be paid when due all expenses incurred in connection with such maintenance, development, operation and protection of the Mineral Interests; (iv) keep all goods, including equipment and inventory, and fixtures included under any of the Loan Documents as Collateral, in good and effective repair, working order and operating condition and make all repairs, renewals, replacements, substitutions, additions and improvements thereto and thereof as are necessary and proper; (v) permit Lender, through its employees and agents, to enter upon the Collateral for the purpose of investigating and inspecting the condition and operation of the Collateral, and do all things necessary or proper to enable Lender to exercise this right whenever Lender so desires; and (vi) do all other things necessary to keep unimpaired Lender’s interest in the Collateral; and (e) perform all obligations required of it under the oil and gas leases and will not permit any of the Mineral Interests to terminate.

COMMERCIAL CREDIT AGREEMENT – Page 19

VIII. NEGATIVE COVENANTS

Each Borrower covenants and agrees that, as long as the Obligations or any part thereof are not fully performed or as long as Lender has any commitment to make Loans or disbursements under this Credit Agreement, they will observe the following negative covenants:

8.1 Limitation on Debt. Without Lender’s prior written consent, Borrower will not create, incur, assume, or suffer any Debt to exist, except for: (a) the Obligations to Lender; (b) Debt to Lender; (c) Debts or capital leases in existence as of the Effective Date, and any re-financing, re-funding, renewal or extension thereof, provided that the existence of such indebtedness and/or capital leases have been disclosed to Lender; and (d) Debts represented by junior, unsecured notes or bonds issued by the Borrower to investors pursuant to the exemptions from registration permitted under either Regulation A or Regulation D promulgated under the Securities Act of 1933, as amended, or in a public offering registered with the SEC; and (e) Debt to any Person that is subject to a Subordination Agreement to be entered into by and among Lender and others is subordinate to Borrower’s Obligations to Lender including, without limitation, the Debt now or hereafter existing payable to a Subsidiary.

8.2 Limitation on Liens. Without the prior written consent of Lender, Borrower will not create, assume or suffer to exist any Lien on any asset of Borrower, other than Permitted Encumbrances. Borrower will not enter into or become bound by any agreement (other than this Credit Agreement) that prohibits or otherwise restricts the right of Borrower to create, assume or suffer to exist any Lien on Borrower’s assets in favor of Lender.

8.3 Mergers, etc. Without the prior written consent of Lender, Borrower will not become a party to a merger or consolidation, or purchase or otherwise acquire all or a substantial part of the assets of any Person or any shares or other evidence of beneficial ownership of any Person, nor will any of the dissolve, liquidate, or cease operations during the term of this Credit Agreement or any renewal or extension thereof without Lender’s prior written consent.

8.4 Distributions. Without Lender’s prior written consent, Borrower will not: (a) purchase, redeem, retire, repurchase, or otherwise acquire for value, any of Borrower’s membership or other equitable ownership interests that are now or hereafter outstanding; (b) declare, make, or pay any distribution, whether in cash, any other property or assets, or obligations of Borrower, to any member or any other equity owners of Borrower; (c) allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of, any of Borrower’s membership or other equitable ownership interests that are now or hereafter outstanding; (d) issue any option or other right to any Person to obtain any membership or other equitable interest of any type in Borrower; or (e) make any other distributions to its officers, directors, or partners by reduction of capital or otherwise in respect of any membership or other equitable ownership interests that are now or hereafter outstanding. Notwithstanding the foregoing but subject to the condition set forth below, in the absence of any uncured Event of Default under this Credit Agreement or any of the Loan Documents, Borrower may on a quarterly basis distribute, without Lenders prior written consent, cash or cash equivalents to its partners in an amount equal to not more than 35% of Borrower’s estimated taxable income (the “Tax Distributions”). Within fifteen (15) days prior to any proposed Tax Distributions, Borrower must deliver to Lender the proposed Tax Distributions and the calculations indicating that the Tax Distributions will not result in an Event of Default hereunder.

8.5 Transactions with Affiliates. Without Lender’s prior written consent, Borrower will not enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service with any Affiliate of Borrower or permit any Affiliate to enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service with any Affiliate, except transactions in the ordinary course of and pursuant to the reasonable requirements of the Borrower’s or the Affiliate’s business and upon fair and reasonable terms no less favorable to Borrower or the Affiliate than it would obtain in a comparable arms-length transaction with a Person not an Affiliate of Borrower. Lender acknowledges PCGH will or has contracted with Phoenix Operating (for drilling and well operations and management services). The foregoing shall not prohibit Subordinate Loan Agreements.

8.6 Disposition of Assets. Without Lender’s prior written consent, Borrower will not sell any assets of Borrower which are used or useful to its business, other than the sale of such assets in the ordinary course of such business; provided, that Borrower may dispose of assets (not in the ordinary course of business) if such disposition does not cause a Borrowing Base Deficiency.

COMMERCIAL CREDIT AGREEMENT – Page 20

8.7 Use of Proceeds. Without Lender’s prior written consent, the proceeds of the Loans will be used for the purposes set forth in this Credit Agreement. None of the proceeds of the Loans will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock (as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System), and none of such proceeds will be used in violation of applicable Law (including, without limitation, the Regulations T, U and X of the Board of Governors of the Federal Reserve System).

8.8 Guaranty. Without Lender’s prior written consent, Borrower will not guarantee, endorse, or otherwise become surety for any obligation of others, except by endorsement of negotiable instruments for the deposit or collection in the ordinary course of business.

8.9 Change in Business. Borrower will not engage in any business other than the business engaged in by Borrower on the date hereof. Borrower shall not change its state of organization without giving Lender thirty (30) days prior notice.

8.10 Ownership of Borrower/Change of Control. Without Lender’s prior written consent, Borrower will not issue any additional membership or other equitable ownership interests or permit, through the occurrence of any transaction or a series of transactions, in excess of fifty percent (50%) of Borrower’s voting power to be acquired by any Person (other than an existing member of the Borrower or an Affiliate thereof).

8.11 Management of Borrower. Without the prior written consent of Lender, Borrower will not permit any change in its management or Person in control.

8.12 Advances to Third Parties. Without Lender’s prior written consent, Borrower will not make any loans or advances to third parties except in the ordinary course of its business.

8.13 Change of Name, etc. Without the written consent of Lender, Borrower will neither change Borrower’s name nor entity status, or use any trade name or engage in any business not reasonably related to Borrower’s business as presently conducted. Borrower will notify Lender immediately of a change in Borrower’s chief executive office or location and a change in any matter warranted or represented by Borrower in this Credit Agreement.

8.14 Capital Expenditures. Without the written consent of Lender, Borrower will not, nor will Borrower permit, any capital expense, excluding drilling expenses incurred to maintain and develop the Mineral Interests and excluding expenses incurred for the purchase of equipment or rolling stock to be used in Borrower’s business or for improvements to assets actually used in Borrower’s business.

IX. DEFAULT

9.1 Events of Default. Each of the following will be deemed an “Event of Default”:

(a) Borrower fails to pay within ten (10) days when due any payment of principal payable or interest under the Notes or any other Loan Document or any part thereof;

(b) Borrower fails to observe or perform any covenant or agreement contained in this Credit Agreement or the other Loan Papers (other than those referenced in Section 9.1(a)) and such failure continues for a period of thirty (30) days after written notice of such failure has been given to Borrower by Lender, provided that for any cure incapable of being made within 30 days, such period shall be extended so long as Borrower initiates a cure within the 30-day period and thereafter diligently pursues;

(c) Any representation, warranty, or certification made or deemed made by Borrower (or any of its respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with any Loan Document will be false, misleading, or erroneous in any material respect when made or deemed to have been made which is not cured or waived within ten (10) Business Days after Lender sends to Borrower notice of the default and an opportunity to cure;

COMMERCIAL CREDIT AGREEMENT – Page 21

(d) Borrower fails to make any payment when due on any Debt payable by Borrower to any Person in a principal amount equal to or greater than $250,000 or any other event or condition shall occur which (i) results in the acceleration of the maturity of any such Debt, or (ii) entitles the holder of such Debt to accelerate the maturity thereof;

(e) Borrower or any Affiliate or any Subsidiary (collectively, the “Related Persons”): (i) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator, or the like of itself or of all or a substantial part of its property; (ii) makes a general assignment for the benefit of its creditors; (iii) commences a voluntary case under the United States Bankruptcy Code as now or hereafter in effect; (iv) institutes any proceeding or files a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up, or composition or readjustment of debts; (v) fails to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code; (vi) admits in writing its inability to, or be generally unable to pay its debts as the debts become due; or (vii) takes any corporate action for the purpose of affecting any of the foregoing;

(f) Any Collateral Document for any reason ceases to create a valid and perfected first priority security interest in any of the Collateral purported to be covered thereby;

(g) Any Loan Document ceases to be in full force and effect; is declared null and void; the validity or enforceability is contested by Borrower or any of the Related Persons; or Borrower or any of the Related Persons fail to perform any obligation under any Loan Document;

(h) Borrower, any, or any of the Related Persons, or all of them, initiates any actions, suits, investigations or proceedings against Lender;

(i) A Material Adverse Event has occurred and is continuing;

(j) There occurs any Change of Control;

(k) An “event of default,” a “termination event” or an “additional termination event” under any Hedge Agreement has occurred and is continuing;

(l) Any Guarantor that is an individual Person shall die or become permanently disabled and the estate of such Guarantor challenges, or otherwise does not agree to be responsible for the obligations under the Guarantor’s guarantee of payment or performance of Borrower’s debts and obligations to Lender, or any Guarantor of Borrower’s debts and obligations to Lender that is an entity shall dissolve or liquidate, merge with or be consolidated into any other entity, or fail to remain in good standing in the state of its organization, without the prior written consent of Lender, and such situation is not remedied within thirty (30) days after written notice thereof is provided by Lender to Borrower;

(m) A Borrowing Base Deficiency occurs, whether as a result of a Material Title Defect, a Redetermination or a Material Adverse Event, and Borrower fails to cure such deficiency in the manner and within the time set forth in this Credit Agreement;

(n) There is entered against Borrower one or more final judgments or orders for the payment of money that is not covered by independent third-party insurance as to which the insurer does not unreasonably dispute coverage, or which judgment is not paid within sixty (60) days after entry thereof and the same does not constitute a Material Adverse Event.

9.2 Remedies for Defaults. Upon the occurrence of any Event of Default, Lender may, at its option, commence any remedy available under the Loan Documents or applicable law.

9.3 Right and Remedies With Respect to Collateral. In addition, upon an Event of Default, Lender may, at its option: (a) take possession or control of, store, lease, operate, manage, sell, or instruct any Agent or broker to sell or otherwise dispose of, all or any part of the Collateral; (b) notify all parties under any account or contract right forming all or any part of the Collateral to make any payments otherwise due to Borrower directly to Lender; (c) in Lender’s own name, or in the name of Borrower, demand, collect, receive, sue for, and give receipts and releases for, any and all amounts due under such accounts and contract rights; (d) endorse as the agent of Borrower any

COMMERCIAL CREDIT AGREEMENT – Page 22

check, note, chattel paper, documents, or instruments forming all or any part of the Collateral; (e) make formal application for transfer to Lender (or to any assignee of Lender or to any purchaser of any of the Collateral) of all of Borrower’s permits, licenses, approvals, agreements, and the like relating to the Collateral or to Borrower’s business; (f) take any other action which Lender deems necessary or desirable to protect and realize upon its security interest in the Collateral; and (g) in addition to the foregoing, and not in substitution therefore, exercise any one or more of the rights and remedies exercisable by Lender under any other provision of this Credit Agreement, under any of the other Loan Documents, or as provided by applicable law. Lender shall not be liable for, nor be prejudiced by, any loss, depreciation or other damages to the Collateral, unless caused by Lender’s willful and malicious act. Lender shall have no duty to take any action to preserve or collect the Collateral.

Lender shall be entitled to immediate possession of all books and records evidencing any Collateral and it or its representatives shall have the authority to enter upon any premises upon which any of the same, or any Collateral, may be situated and remove the same therefrom without liability. Lender may surrender any insurance policies in the Collateral and receive the unearned premium thereon. Borrower will be entitled to any surplus and will be liable to Lender for any deficiency. The proceeds of any disposition of Collateral, after default, shall be applied to the secured indebtedness in such order and in such manner as Lender in its discretion shall decide. Borrower specifically understand and agree that any sale by Lender of all or part of the Collateral pursuant to the terms of this Credit Agreement may be effected by Lender at times and in manners that could result in the proceeds of such sale as being significantly and materially less than might have been received if such sale had occurred at different times or in different manners, and Borrower hereby release Lender and its officers and representatives from and against any and all obligations and liabilities arising out of or related to the timing or manner of any such sale.

9.4 Proceeds. The proceeds from any disposition of the Collateral shall be used to satisfy the following items in the order they are listed: (a) the expenses of taking, removing, storing, repairing, holding, maintaining and selling the Collateral and otherwise enforcing the rights of Lender under the Loan Documents, including any legal costs and reasonable attorneys’ fees; (b) the expense of liquidating or satisfying any Liens, security interests, or encumbrances on the Collateral which may be prior to the security interest of Lender that Lender, at its option, elects to satisfy; (c) any unpaid fees, accrued interest and other sums due Lender with respect to Loan Documents, and then the unpaid principal amount of the Loans and any remaining Obligations outstanding; and (d) any amounts in excess of the foregoing shall be paid to Borrower.

9.5 Deficiency. To the extent the proceeds realized from the disposition of the Collateral shall fail to satisfy any of the foregoing items, Borrower will remain liable to pay any deficiency to Lender.

9.6 Continuing Event of Default. Any Event of Default capable of being remedied will exist and therefore continue until Lender has been provided evidence satisfactory to it that the Event of Default has been remedied. Any Event of Default not capable of being remedied will exist and therefore continue until waived by Lender.

9.7 Selective Enforcement. Lender may elect to selectively and successively enforce its rights under the Loan Documents. In the event Lender elects to selectively enforce its rights under any one or more of the Loan Documents or other instruments securing payment of the Notes, the action will not be deemed a waiver or discharge of any other Lien or encumbrances securing payment of the Notes until such time as Lender has been paid in full all sums owing to Lender.

9.8 Cumulative Remedies. No failure on the part of Lender to exercise and no delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial release by Lender of any right hereunder preclude any other or further right or the exercise thereof or the exercise of any other right provided under the Loan Documents or at law. The remedies herein provided are cumulative and not alternative.

9.9 Waiver of Covenants. At the discretion of Lender, a fee may be charged for any waiver of any covenant provided by this Credit Agreement.

COMMERCIAL CREDIT AGREEMENT – Page 23

X. MISCELLANEOUS

10.1 Expenses; Indemnification.

(a)

Whether or not the Loans contemplated by this Credit Agreement are ultimately made by Lender, Borrower will pay all fees, costs and expenses incurred by Borrower or by Lender in connection with such Loans, this Credit Agreement and the Loan Documents, including, but not limited to: (i) all reasonable fees and expenses of Borrower’s and Lender’s respective attorneys; (ii) all costs of preparation, negotiation, execution and (where appropriate) recording or filing this Credit Agreement, the Loan Documents and all closing documents; (iii) all costs of title reports and title opinions, title insurance and surveys; and (iv) all appraisal fees, engineering fees and expenses (if any), brokerage commissions (if any), recording and filing fees, and taxes, levies or fees required to be paid with respect to the Loan Documents or the filing or recordation thereof, even if such taxes, levies or fees are levied or assessed against, or under applicable law are to be borne by, Lender. Borrower authorizes Lender to debit Borrower’s accounts maintained at Lender to pay all such expenses. All amounts payable by Borrower hereunder will be paid on demand, and will bear interest as provided for sums Advanced under the Operating Loan from the date of demand until paid in full; and

(b)

BORROWER AGREES TO INDEMNIFY LENDER AND HOLD LENDER, HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST LENDER, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE LOANS (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF LENDER), EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM LENDER’S FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY BORROWER, ITS MEMBERS, AFFILIATES, OR CREDITORS OR LENDER OR ANY OTHER PERSON OR LENDER IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. BORROWER AGREES NOT TO ASSERT ANY CLAIM AGAINST LENDER OR ANY OF ITS AFFILIATES, OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, AGENTS, AND ADVISERS, ON ANY THEORY OF LIABILITY, FOR SPECIAL OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE LOANS; and

(c)

Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section will survive the payment in full of the Loans and all other amounts payable under this Credit Agreement and related Loan Documents.

10.2 Lender Not Fiduciary. The relationship between Borrower, on one hand, and Lender, on the other hand, is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

10.3 Equitable Relief. Borrower recognizes that in the event Borrower fails to pay, perform, observe, or discharge any or all of Borrower’s Obligations or indebtedness to Lender, any remedy at law may prove to be inadequate relief to Lender. Borrower therefore agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

10.4 No Waiver; Cumulative Remedies. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power, or privilege under this Credit Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege under this Credit Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights and remedies provided for in this Credit Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

COMMERCIAL CREDIT AGREEMENT – Page 24

10.5 Successors and Assigns. This Credit Agreement will be binding upon and inure to the benefit of the parties hereto, and the Affiliates of Lender that is owed Obligations and their respective successors and assigns. Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

10.6 Survival. All representations and warranties made in any Loan Document or in any document, statement, or certificate furnished in connection with any Loan Document will survive the execution and delivery of the Loan Documents and no investigation by Lender or any closing will affect the representations and warranties or the right of Lender to rely upon them.

10.7 Amendments and Waivers. No amendment or waiver of any provision of any Loan Document to which Borrower are a party, nor any consent to any departure by Borrower therefrom will in any event be effective unless the same is agreed or consented to in writing by Lender, any participating banks, or associations, and Borrower; and each such waiver or consent will be effective only in the specific instance and for the specific purpose for which given.

10.8 Maximum Interest Rate. (a) No interest rate specified in any Loan Document will at any time exceed the maximum rate of interest allowed by applicable law (the “Maximum Rate”). If at any time the interest rate for any Loan Obligation will exceed the Maximum Rate, thereby causing the interest accruing on the Loan Obligation to be limited to the Maximum Rate, then any subsequent reduction in the interest rate for the Loan Obligation will not reduce the rate of interest on the Loan Obligation below the Maximum Rate until the aggregate amount of interest accrued on the Loan Obligation equals the aggregate amount of interest that would have accrued on the Loan Obligation if the interest rate for the Loan Obligation had at all times been in effect; and (b) No provision of any Loan Document will require the payment or the collection of interest in excess of the Maximum Rate. If any excess of interest in this such respect is hereby provided for, or will be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section will govern and prevail and neither Borrower nor any sureties, guarantors, successors, or assigns of Borrower will be obligated to pay the excess amount of the interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event Lender ever receives, collects, or applies as interest any such sum, the amount that would be in excess of the maximum amount permitted by applicable law will be applied as a payment and reduction of the principal of the Loan Obligations; and, if the principal of the Loan Obligations has been paid in full, any remaining excess will forthwith be paid to Borrower for their account. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Borrower and Lender will, to the extent permitted by applicable law: (i) characterize any non-principal payment as an expense, fee, or premium rather than as interest; (ii) exclude voluntary prepayments and the effects thereof; and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Loan Obligations so that interest for the entire term does not exceed the Maximum Rate.

10.9 Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile and electronic mail transmission) and mailed, faxed or delivered, to the address, facsimile number or, subject to the last sentence hereof, electronic mail address specified for notices below the signatures hereon or to such other address as shall be designated by such party in a notice to the other parties. All such other notices and other communications shall be deemed to have been given or made upon the earliest to occur of: (a) actual receipt by the intended recipient; or (b) (i) if delivered by hand or courier, when signed for by the designated recipient; (ii) if delivered by mail, three (3) Business Days after deposit in the mail, postage prepaid; (iii) if delivered by facsimile when sent and receipt has been confirmed by telephone; and (iv) if delivered by electronic mail (which form of delivery is subject to the provisions of the last sentence below) when delivered; provided, however, that notices and other communications pursuant to this Credit Agreement shall not be effective until actually received by Lender. Electronic mail and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

COMMERCIAL CREDIT AGREEMENT – Page 25

10.10 Assignments and Participations.

(a)

Borrower may not assign any of its rights, duties or obligations under this Credit Agreement, the other Loan Documents, or the Loans without the prior consent of Lender and any prohibited assignment shall be absolutely void ab initio.

(b)

Lender may assign to one or more Persons (including, at the option of Lender, any Affiliate or Subsidiary of Borrower) all or a portion of its rights and obligations under this Credit Agreement and the Loans. Any such assignment will become effective as of the date provided therein upon the execution and delivery to Lender of the assignment agreement and, if applicable, Borrower. Promptly after receipt of an executed assignment agreement, Lender shall send to Borrower a copy of such executed assignment agreement. Upon the effectiveness of any assignment pursuant to this Section, the assignee will become a “Lender” if not already a “Lender” for all purposes of this Credit Agreement and the Loan Documents. The assignor shall be relieved of its obligations hereunder from and after the effective date thereof to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Credit Agreement, such assigning Lender shall cease to be a “Lender” hereunder).

(c)

Lender may transfer, grant or assign participations in all or any part of such Lender’s interests hereunder pursuant to this Section to any Person (including, at the option of Lender, any Affiliate or Subsidiary of Borrower). In the case of any such participation, the participant shall not have any rights under this Credit Agreement or any of the Loan Documents (the participant’s rights against the granting Lender in respect of such participation to be those set forth in the agreement with such Lender creating such participation), Lender shall remain as the lead participant, and all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation.

(d)

Lender may furnish any information concerning Borrower in the possession of Lender from time to time to assignees and participants (including prospective assignees and participants) and Borrower hereby expressly consents to Lender’s disclosure of such information.

(e)

Notwithstanding anything in this Credit Agreement to the contrary, Lender may assign and pledge all or any of its interest in the Loans to any Federal Reserve Bank. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

10.11 Governing Applicable Law. THIS CREDIT AGREEMENT, THE NOTE AND THE OTHER LOAN PAPERS HAVE BEEN EXECUTED AND DELIVERED IN THE STATE OF TEXAS AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA.

10.12 Venue, Consent to Jurisdiction, Waiver of Immunities.

(a)

Borrower hereby irrevocably submits to the exclusive jurisdiction of the Texas state district court in Potter County or the federal court sitting in the Northern District of Texas, Amarillo Division over any action or proceeding arising out of or relating to this Credit Agreement or any other Loan Papers (except as to any Collateral Document required to be enforced in another State), and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Texas state or federal court; provided, however, that should a federal court sitting in the Northern District of Texas, Amarillo Division have jurisdiction, the parties shall first bring the claim to federal court. As an alternative, Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Person at its address specified on the signature page of this Credit Agreement. Borrower agrees that a final judgment on any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law;

(b)	Nothing in this Section shall affect any right of Lender or of Borrower to serve legal process in any other manner permitted by law; and

COMMERCIAL CREDIT AGREEMENT – Page 26

(c)

To the extent that Borrower or has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to Borrower, or any of Borrower’s property, Borrower hereby irrevocably waives such immunity in respect of its obligations under this Credit Agreement and the other Loan Documents.

10.13 Severability. Any provision of any Loan Document held by a court of competent jurisdiction to be invalid or unenforceable will not impair or invalidate the remainder of any Loan Document and the effect thereof will be confined to the provision held to be invalid or unenforceable.

10.14 Headings. The headings, captions, and arrangements used in this Credit Agreement are for convenience only and will not affect the interpretation of this Credit Agreement.

10.15 Rules of Interpretation. In this Credit Agreement, unless the context indicates otherwise: (a) the singular includes the plural and the plural the singular; (b) words importing any gender include the other gender; (c) any reference to a time of day means local time in Amarillo, Texas; (d) references to “writing” include printing, typing, lithography, facsimile reproduction, electronic mail, and other means of reproducing words in a tangible visible form; (e) the words “approval” and “consent” will be deemed to be followed by the phrase “which will not be unreasonably withheld, unreasonably conditioned, or unduly delayed,” except when context otherwise requires; (f) the words “including,” “includes,” and “include” will be deemed to be followed by the words “without limitation;” (g) references to Articles, Sections, or Exhibits are to Articles, Sections, or Exhibits of or to this Credit Agreement unless otherwise indicated; (h) references to other documents will include all exhibits and appendices attached to those documents and all subsequent amendments and other modifications to those documents, but only to the extent the amendments and other modifications are not prohibited by the terms of this Credit Agreement; (i) references to Persons include their respective successors and permitted assigns; and (j) captions of Articles and Sections contained in this Credit Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend, describe, or otherwise affect the scope of meaning of this Credit Agreement or the intent of any provision of this Credit Agreement.

10.16 Construction. Borrower and Lender acknowledge hereby that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents will be construed as if jointly drafted by the parties thereto.

10.17 Accounting Terms and Financial Determinations. Unless otherwise specified herein as GAAP, all accounting terms used in any Loan Document will be interpreted, and all account determinations and computations under any Loan Document will be made in accordance with standard accounting procedures customarily used in the Borrower’s industry.

10.18 Independence of Covenants. All covenants under the Loan Documents will be given independent effect so that if a particular action or condition is not permitted by any of the covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant will not avoid the occurrence of an Event of Default in accordance with the applicable provision if the action is taken or the condition exists.

10.19 Waiver of Damages. To the fullest extent permitted by applicable Laws, Borrower hereby knowingly, voluntarily, and intentionally waives any right they may have to claim or recover any punitive, SPECIAL, INDIRECT, or consequential damages, or any damages other than, or in addition to, direct or actual damages. In regard to such waiver, Borrower hereby acknowledge that as a result of such waiver it hereby agrees knowingly, voluntarily, and intentionally to not assert, any claim against Lender, on any theory of liability, for recovery of any punitive, SPECIAL, INDIRECT, or consequential damages, or any damages other than, or in addition to, direct or actual damages, that in any manner arise out of, in connection with, or as a result of, this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, including the Notes, or the use of the proceeds thereof.

10.20 Entire Credit Agreement. This written Credit Agreement and the other Loan Documents constitute the entire agreement between Lender and the other parties to the loan documents concerning the subject matter contained in this Credit Agreement and the other Loan Documents and supersede as of the date hereof all prior agreements between Lender and the other parties to the Loan Documents and may not be contracted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.

COMMERCIAL CREDIT AGREEMENT – Page 27

10.21 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND LENDER EACH HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

10.22 Imaging of Loan Documents. Borrower understands and agrees that: (a) Lender’s document retention policy may involve the electronic imaging of executed Loan Documents and the destruction of the paper originals; and (b) Borrower waives any right that it may have to claim that the imaged copies of this Credit Agreement, any amendment thereto, or of any of the other Loan Documents are not originals.

10.23 Notice of Final Agreement. THIS WRITTEN CREDIT AGREEMENT AND THE LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL CREDIT AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

10.24 Controlling Document. To the extent that a Loan Document conflicts with or is in any way incompatible with this Credit Agreement, the terms of this Credit Agreement shall control, and if this Credit Agreement does not address an issue, then the Loan Document that deals most specifically with such issue shall control.

10.25 Patriot Act Notice. Lender hereby notifies Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identify Borrower, which information includes the names and addresses of Borrower and other information that will allow Lender to identify Borrower in accordance with the Patriot Act.

(The remainder of this page is left blank intentionally)

COMMERCIAL CREDIT AGREEMENT – Page 28

Borrower’s Counterpart Signature Page

The parties hereto have duly executed this Credit Agreement as of the Effective Date.

BORROWER:		PHOENIX CAPITAL GROUP HOLDINGS, LLC, a Delaware limited liability company

	By:	/s/ Lindsey Wilson
Lindsey Wilson, Manager

Address for Notice:
18575 Jamboree Road, Suite 830
Irvine, CA 92612
Attn: Curtis Allen
Email: CA@Phxcapitalgroup.com

PHOENIX OPERATING, LLC, a Delaware limited liability company

	By:	/s/ Lindsey Wilson
Lindsey Wilson, Manager

Address for Notice:
18575 Jamboree Road, Suite 830
Irvine, CA 92612
Attn: Curtis Allen
Email: CA@Phxcapitalgroup.com

(Counterpart signature pages continue on the following page)

COMMERCIAL CREDIT AGREEMENT – Page 29

Lender’s Counterpart Signature Page

The parties hereto have duly executed this Credit Agreement as of the Effective Date.

LENDER:		AMARILLO NATIONAL BANK, a national banking association

	By:	/s/ W. Wade Porter
W. Wade Porter, Executive Vice President

Address for Notice:
P.O. Box 1
Plaza One
Amarillo, Texas 79105
Attn: Commercial Loans
Email: Wade.Porter@anb.com

COMMERCIAL CREDIT AGREEMENT – Page 30